Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

Kellogg Company Reports Strong Second Quarter 2023 Results, Raises Full-Year Financial Outlook
BATTLE CREEK, Mich. - August 3, 2023 - Kellogg Company (NYSE: K) today announced second quarter 2023 results and raised its full-year sales and profit guidance.
Highlights:

•Double-digit operating profit growth was driven by an earlier-than-expected recovery in the Company's gross profit margin and by net sales growth.

•The Company delivered net sales growth that was broad-based with all regions in growth except for AMEA where currency translation was substantially adverse. On an organic basis, all regions remained in growth.

•Reflecting the strong second quarter and first half results, the Company again raised its guidance for organic basis net sales growth, as well as for currency-neutral, adjusted operating profit and earnings per share.

•The Company continues to progress towards its planned separation of its North America cereal business, which is expected to be completed during the fourth quarter.

•On August 9th, the Company will hold an Investor Day at which it will share the strategies, capital structures, and financial outlook for the two post-spin companies, Kellanova and WK Kellogg Co.

"Our second quarter featured continued strength of our brands, execution, and results," said Steve Cahillane, Kellogg Company's Chairman and Chief Executive Officer. "Not only do we continue to grow net sales organically above our long-term targets, we are also seeing the results of our efforts to recover profit margins."

Mr. Cahillane added, "These better-than-expected results and raised full-year outlook indicate a strong attention to business delivery, even as we execute the transformational separation of Kellogg Company into two, more focused companies: The global, snacking-oriented Kellanova, and our North America cereal business, WK Kellogg Co. That we are advancing toward the spin-off while delivering strong results is a credit to the engagement of our employees."

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change
Reported Net Sales	$4,041	$3,864	4.6%	$8,094	$7,536	7.4%
Organic Net Sales *	$4,139	$3,864	7.1%	$8,315	$7,536	10.3%

Reported Operating Profit	$509	$415	22.7%	$949	$932	1.9%
Adjusted Operating Profit *	$602	$529	13.9%	$1,152	$1,005	14.6%
Currency-Neutral Adjusted Operating Profit *	$604	$529	14.2%	$1,164	$1,005	15.8%

Reported Diluted Earnings Per Share	$1.03	$0.95	8.4%	$1.90	$2.19	(13.2)%
Adjusted Diluted Earnings Per Share *	$1.25	$1.18	5.9%	$2.35	$2.28	3.1%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.24	$1.18	5.1%	$2.37	$2.28	3.9%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
    Kellogg’s second quarter 2023 GAAP (or "reported") net sales increased by 5% year on year, reflecting positive price/mix, and sustained momentum in snacks that more than offset the impacts of price elasticity and adverse currency translation. On an organic basis, which excludes the impact of currency, the Company's net sales increased by 7%.

Through the first half of the year, Kellogg’s reported net sales increased by 7% as positive price/mix and sustained momentum in snacks more than offset adverse currency translation and the impact of rising price elasticity. On an organic basis, which excludes the impact of currency, the Company's net sales increased by 10%.

Reported operating profit in the second quarter increased 23% year on year, reflecting higher net sales, favorable net mark-to-market, and recovery in gross margin. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 14%, and excluding currency translation, it increased by 14%.

Through the first half of the year, reported operating profit increased by 2% year on year, as higher net sales and recovering gross profit margin more than offset incremental up-front costs related to the pending separation, an unfavorable mark-to-market impact, and adverse foreign currency translation. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit increased by 15%, and excluding currency translation it increased by 16%.

Reported earnings per share in the second quarter increased by 8% year on year, driven by higher net sales, favorable net mark-to-market and one-time charges, and a lower effective tax rate that more than offset incremental up-front costs related to the pending separation. On an adjusted basis, which excludes one-time items, earnings per share increased 6%, and excluding currency translation, adjusted earnings per share increased by 5%.

Through the first half of the year, reported earnings per share decreased by 13% year on year, as higher mark-to-market charges, incremental up-front costs related to the pending separation, and a higher effective tax rate were partially offset by higher net sales and operating profit. On an adjusted basis, which excludes one-time charges, earnings per share increased by 3%, and excluding currency translation, earnings per share increased by approximately 4%.

Year-to-date net cash provided by operating activities was $644 million, representing a decrease from the year-earlier period's $805 million, due primarily to one-time cash outlays related to the pending spin-off. Capital expenditure of $339 million was higher than the prior year, reflecting timing of investment. Cash flow, defined as net cash provided by operating activities less capital expenditure, was $305 million through the first six months of the year.

Second Quarter Business Performance

Please refer to the segment tables in the back of this document.
     In the second quarter of 2023, the Company again delivered net sales growth above its long-term target driven by sustained price realization and led by snacks globally. Operating profit growth was driven by this top-line momentum and a gross margin that continued to recover sooner than anticipated, aided by productivity, revenue growth management, and improving supply and service levels. This performance prompted management to again raise its full year outlook. Meanwhile, the Company continues to make progress toward the spin-off of its North America cereal business, which is expected to be completed during the fourth quarter.

Kellogg North America’s reported net sales in the second quarter increased by 3% year on year, driven by price/mix growth that more than offset the impact of price elasticity, as well as the lapping of prior-year trade inventory replenishment. On an organic basis, net sales increased by 4% year on year. Kellogg North America's reported operating profit decreased by 3% year on year, as incremental up-front costs related to the pending separation more than offset the benefits of higher net sales, improving service levels and operating efficiencies. On an adjusted and currency-neutral adjusted basis, which exclude one-time charges, operating profit increased by 14%.

Through the first half of the year, Kellogg North America's reported net sales increased by 8%, as price/mix growth and momentum in snacks more than offset the impact of price elasticity, as well as the lapping of prior-year trade inventory replenishment. On an organic basis, net sales increased by 9%. Kellogg North America's reported operating profit increased by 2% year on year, as the benefit of higher net sales and the lapping of residual fire and strike costs in last year's first quarter more than offset incremental up-front costs related to the pending separation and increased brand investment. On an adjusted basis, operating profit increased 17% and on a currency-neutral adjusted basis, operating profit increased 18%.

Kellogg Europe's reported net sales increased 12% year on year in the second quarter, as price/mix growth and momentum in snacks more than offset the impact of price elasticity. On an organic basis, net sales increased 11%. Kellogg Europe’s reported operating profit decreased by 2% year on year, due to high input cost inflation and the lapping of exceptionally strong year-earlier growth. On an adjusted basis, operating profit decreased by 2%, and excluding currency it decreased by 4%.

Through the first half of the year, Kellogg Europe's reported net sales increased by 7%, due to price/mix growth and net sales momentum in snacks which more than offset adverse foreign currency translation and price elasticity. On an organic basis, net sales increased by 9%. Kellogg Europe’s first-half reported operating profit decreased by 4% year on year, due to high input cost inflation and the lapping of exceptionally strong year-earlier growth. On an adjusted basis, operating profit decreased by 4%, and excluding currency it decreased by 3%.

Kellogg Latin America's second quarter reported net sales increased 17% year on year, due to price/mix growth and favorable currency translation. On an organic basis, net sales increased by 9%. Reported operating profit decreased by 2% year on year, due to adverse mark-to-market charges that more than offset higher net sales and favorable currency translation. Adjusted and currency-neutral adjusted operating profit increased by 29% and 20%, respectively.

Through the first half of the year, Kellogg Latin America's reported net sales increased by 16% year on year, on increased price/ mix, momentum in snacks, and favorable currency translation. On an organic basis, net sales increased by approximately 10%. Kellogg Latin America's reported operating profit increased by 19% year on year, driven by higher net sales and favorable currency translation that more than offset higher one-time charges and high input cost inflation. On an adjusted basis, operating profit increased by 27%, while excluding currency translation it increased by 20%.

Kellogg Asia Pacific, Middle East and Africa's ("AMEA's") second quarter reported net sales decreased by 3% year on year, as significantly adverse currency translation more than offset price/mix growth. On an organic basis, net sales increased by 14%. Kellogg AMEA's reported operating profit increased by 8% year on year, as revenue growth management actions taken more than offset the impact of adverse currency translation and high input cost inflation. On an adjusted basis, operating profit increased by 8%, and excluding currency translation it increased by 19%.

Through the first half of the year, Kellogg AMEA's reported net sales increased by 2% year on year, as price/mix growth and momentum across the region more than offset adverse foreign currency translation. On an organic basis, net sales increased by 17%. Kellogg AMEA's reported operating profit increased by 10%, as the impact of increased net sales more than offset adverse currency translation. On an adjusted basis, operating profit increased 10%, and excluding currency translation it increased 20%.

Kellogg Raises Full-Year Financial Guidance
Reflecting its strong first-half results, underlying trends, and confidence in its second-half plans, Kellogg Company has raised its full-year 2023 guidance as follows:

•Raises its guidance for organic-basis net sales growth to approximately +7%, from its prior guidance of +6% to +7%, reflecting the strength of the Company's first half results. This guidance continues to assume price/mix growth and a gradual rise in price elasticities.

•Raises its guidance for adjusted-basis operating profit growth to +9% to +10% on a currency-neutral basis, from its prior guidance of +8% to +10%. This reflects earlier-than-expected progress toward profit margin recovery.

•Raises its guidance for adjusted-basis earnings per share decline of (1)% to (2)% on a currency-neutral basis, from prior guidance of approximately (1)% to (3)%, despite significant year-on-year pressure from the impact on pension income and interest expense of lower financial asset values and higher interest rates.

•Affirms its guidance for net cash provided by operating activities to be approximately $1.7 - $1.8 billion, with capital expenditure of approximately $0.7 billion, resulting in guidance for cash flow of approximately $1.0 - $1.1 billion. This is below 2022 levels primarily due to approximately $0.3 billion of up-front charges and capital expenditure related to the Company's pending separation, without which cash flow would be higher year on year.

For simplicity reasons, this guidance assumes that the spin-off of the Company's North American cereal business takes place on 12/31/2023.

Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2023:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Separation costs (pre-tax)		$230M-$240M	$0.67 - $0.70
Business and portfolio realignment (pre-tax)		$20M-$25M	$0.06 - $0.07
Income tax impact applicable to adjustments, net**			$0.13 - $0.18
Currency-neutral adjusted guidance *		~9-10%	~(1)-(2)%
Organic guidance *	~ 7%
* 2023 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2023 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2023
Net cash provided by (used in) operating activities	$1.7 - $1.8
Additions to properties	~ ($0.7)
Cash Flow	$1.0 - $1.1

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Conference Call / Webcast
    Kellogg will host a conference call to discuss results and outlook on Thursday, August 3, 2023 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kelloggs.com. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2022 were over $15.3 billion, comprised principally of snacks as well as convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg’s™ Better Days Promise ESG strategy, we’re addressing the interconnected issues of wellbeing, climate and food security, creating Better Days for 3 billion people by the end of 2030 (from a 2015 baseline). Visit www.KelloggCompany.com.

Non-GAAP Financial Measures

    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the

Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the planned separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the anticipated separation of WK Kellogg Co; the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, financial principles, projections, and plans; and the Company’s sales, earnings, margins, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, ESG performance, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including the ability to effect the separation transaction and to meet the conditions related thereto; the ability of WK Kellogg Co to succeed as a standalone publicly traded company; potential uncertainty during the pendency of the separation transaction that could affect the Company's financial performance; the possibility that the separation transaction will not be completed within the anticipated time period or at all; the possibility that the separation transaction will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation transaction; uncertainty of the expected financial performance of the Company or WK Kellogg Co following completion of the separation transaction; negative effects of the announcement or pendency of the separation transaction on the market price of the Company's securities and/or on the financial performance of the Company; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies and; other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Forms 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$4,041	$3,864	$8,094	$7,536
Cost of goods sold	2,708	2,721	5,551	5,234
Selling, general and administrative expense	824	728	1,594	1,370
Operating profit	509	415	949	932
Interest expense	82	54	162	110
Other income (expense), net	36	60	62	134
Income before income taxes	463	421	849	956
Income taxes	104	97	190	209
Earnings (loss) from unconsolidated entities	3	2	5	3
Net income	362	326	664	750
Net income (loss) attributable to noncontrolling interests	5	—	9	2
Net income attributable to Kellogg Company	$357	$326	$655	$748
Per share amounts:
Basic earnings	$1.04	$0.96	$1.91	$2.20
Diluted earnings	$1.03	$0.95	$1.90	$2.19
Average shares outstanding:
Basic	343	339	342	340
Diluted	345	342	345	342
Actual shares outstanding at period end			342	340

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	July 1, 2023	July 2, 2022
Operating activities
Net income	$664	$750
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	226	238
Postretirement benefit plan expense (benefit)	(32)	(137)
Deferred income taxes	(9)	32
Stock compensation	43	35
Other	(10)	8
Postretirement benefit plan contributions	(11)	(12)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(193)	(343)
Inventories	17	(306)
Accounts payable	(39)	468
All other current assets and liabilities	(12)	72
Net cash provided by (used in) operating activities	644	805
Investing activities
Additions to properties	(339)	(267)
Issuance of notes receivable	(4)	—
Repayments from notes receivable	—	10
Purchases of available for sale securities	(9)	(10)
Sales of available for sale securities	10	9
Settlement of net investment hedges	17	37
Collateral paid on derivatives	(18)	(103)
Other	(1)	6
Net cash provided by (used in) investing activities	(344)	(318)
Financing activities
Net issuances (reductions) of notes payable	(7)	183
Issuances of long-term debt	401	—
Reductions of long-term debt	(221)	(28)
Net issuances of common stock	45	173
Common stock repurchases	(60)	(300)
Cash dividends	(404)	(394)
Other	(53)	(17)
Net cash provided by (used in) financing activities	(299)	(383)
Effect of exchange rate changes on cash and cash equivalents	8	(67)
Increase (decrease) in cash and cash equivalents	9	37
Cash and cash equivalents at beginning of period	299	286
Cash and cash equivalents at end of period	$308	$323

Kellogg Defined Cash Flow:
Net cash provided by (used in) operating activities	$644	$805
Additions to properties	(339)	(267)
Cash flow (operating cash flow less property additions) (a)	$305	$538
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	July 1, 2023	December 31, 2022
	(unaudited)
Current assets
Cash and cash equivalents	$308	$299
Accounts receivable, net	1,930	1,736
Inventories	1,706	1,768
Other current assets	344	383
Total current assets	4,288	4,186
Property, net	3,781	3,789
Operating lease right-of-use assets	607	617
Goodwill	5,517	5,686
Other intangibles, net	2,091	2,296
Investments in unconsolidated entities	323	432
Other assets	1,494	1,490
Total assets	$18,101	$18,496
Current liabilities
Current maturities of long-term debt	$1,199	$780
Notes payable	461	467
Accounts payable	2,810	2,973
Current operating lease liabilities	114	121
Accrued advertising and promotion	850	766
Accrued salaries and wages	243	370
Other current liabilities	799	872
Total current liabilities	6,476	6,349
Long-term debt	5,078	5,317
Operating lease liabilities	478	486
Deferred income taxes	659	760
Pension liability	712	709
Other liabilities	477	500
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,056	1,068
Retained earnings	9,447	9,197
Treasury stock, at cost	(4,700)	(4,721)
Accumulated other comprehensive income (loss)	(1,943)	(1,708)
Total Kellogg Company equity	3,965	3,941
Noncontrolling interests	256	434
Total equity	4,221	4,375
Total liabilities and equity	$18,101	$18,496

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended July 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$12	$3	$(15)	$—	$—	$—	$(15)	$(0.05)
Separation costs (pre-tax)	14	63	(77)	—	—	—	(77)	(0.22)
Business and portfolio realignment (pre-tax)	1	—	(1)	—	—	—	(1)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	(20)	—	20	0.06
Foreign currency impact	(87)	(9)	(2)	(4)	(3)	2	2	0.01
Adjustments to adjusted basis	$(60)	$56	$(95)	$(4)	$(23)	$2	$(71)	$(0.21)

	Quarter ended July 2, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$107	$(4)	$(104)	$9	$—	$—	$(95)	$(0.28)
Separation costs (pre-tax)	—	4	(4)	—	—	—	(4)	(0.01)
Business and portfolio realignment (pre-tax)	2	4	(6)	—	—	—	(6)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	(27)	—	27	0.08
Adjustments to adjusted basis	$110	$4	$(114)	$9	$(27)	$—	$(78)	$(0.23)

	Year-to-date period ended July 1, 2023
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$67	$5	$(73)	$—	$—	$—	$(73)	$(0.21)
Separation costs (pre-tax)	18	110	(128)	—	—	—	(128)	(0.37)
Business and portfolio realignment (pre-tax)	1	1	(2)	—	—	—	(2)	(0.01)
Income tax impact applicable to adjustments, net*	—	—	—	—	(47)	—	47	0.14
Foreign currency impact	(182)	(26)	(13)	(5)	(4)	3	(6)	(0.02)
Adjustments to adjusted basis	$(96)	$90	$(215)	$(6)	$(51)	$3	$(162)	$(0.47)

	Year-to-date period ended July 2, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$60	$(4)	$(56)	$30	$—	$—	$(26)	$(0.08)
Separation costs (pre-tax)	—	4	(4)	—	—	—	(4)	(0.01)
Business and portfolio realignment (pre-tax)	6	7	(13)	—	—	—	(13)	(0.04)
Income tax impact applicable to adjustments, net*	—	—	—	—	(11)	—	11	0.04
Adjustments to adjusted basis	$67	$7	$(73)	$30	$(11)	$—	$(32)	$(0.09)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,325	$669	$336	$712	$(1)	$4,041
Foreign currency impact	(7)	8	22	(121)	—	(98)
Organic net sales	$2,332	$661	$314	$833	$(1)	$4,139

Quarter ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,249	$598	$288	$732	$(2)	$3,864

% change - 2023 vs. 2022:
Reported growth	3.4%	11.9%	16.8%	(2.7)%	n/m	4.6%
Foreign currency impact	(0.3)%	1.4%	7.6%	(16.6)%	n/m	(2.5)%
Organic growth	3.7%	10.5%	9.2%	13.9%	n/m	7.1%
Volume (tonnage)	(10.7)%	(3.8)%	(10.3)%	(3.3)%	n/m	(7.6)%
Pricing/mix	14.4%	14.3%	19.5%	17.2%	n/m	14.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Year-to-date period ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,713	$1,272	$628	$1,482	$(1)	$8,094
Foreign currency impact	(17)	(22)	29	(212)	—	(221)
Organic net sales	$4,729	$1,294	$599	$1,694	$(1)	$8,315

Year-to-date period ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,358	$1,187	$543	$1,450	$(3)	$7,536
% change - 2023 vs. 2022:
Reported growth	8.1%	7.2%	15.6%	2.2%	n/m	7.4%
Foreign currency impact	(0.4)%	(1.8)%	5.4%	(14.6)%	n/m	(2.9)%
Organic growth	8.5%	9.0%	10.2%	16.8%	n/m	10.3%
Volume (tonnage)	(5.7)%	(4.9)%	(9.0)%	(1.5)%	n/m	(4.8)%
Pricing/mix	14.2%	13.9%	19.2%	18.3%	n/m	15.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reported gross profit	$1,332	$1,143	$2,543	$2,302
Mark-to-market	(12)	(107)	(67)	(60)
Separation costs	(14)	—	(18)	—
Business and portfolio realignment	(1)	(2)	(1)	(6)
Adjusted gross profit	1,360	1,253	2,629	2,368
Foreign currency impact	(11)	—	(39)	—
Currency-neutral adjusted gross profit	$1,371	$1,253	$2,668	$2,368
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reported gross margin	33.0%	29.6%	31.4%	30.5%
Mark-to-market	(0.3)%	(2.8)%	(0.8)%	(0.8)%
Separation costs	(0.3)%	—%	(0.3)%	—%
Business and portfolio realignment	(0.1)%	—%	—%	(0.1)%
Adjusted gross margin	33.7%	32.4%	32.5%	31.4%
Foreign currency impact	0.6%	—%	0.4%	—%
Currency-neutral adjusted gross margin	33.1%	32.4%	32.1%	31.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$370	$104	$39	$67	$(71)	$509
Mark-to-market	—	—	(3)	—	(13)	(15)
Separation costs	(76)	—	—	—	—	(77)
Business and portfolio realignment	(1)	—	—	—	—	(1)
Adjusted operating profit	$448	$104	$42	$67	$(58)	$602
Foreign currency impact	(1)	2	3	(7)	1	(2)
Currency-neutral adjusted operating profit	$448	$102	$39	$74	$(60)	$604

Quarter ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$382	$107	$39	$62	$(175)	$415
Mark-to-market	—	—	7	—	(110)	(104)
Separation costs	(4)	—	—	—	—	(4)
Business and portfolio realignment	(6)	—	—	—	—	(6)
Adjusted operating profit	$392	$107	$33	$62	$(65)	$529

% change - 2023 vs. 2022:
Reported growth	(3.2)%	(2.1)%	(1.5)%	8.3%	59.5%	22.7%
Mark-to-market	—%	—%	(29.5)%	—%	49.3%	21.5%
Separation costs	(18.6)%	—%	(1.3)%	—%	—%	(13.9)%
Business and portfolio realignment	1.4%	0.3%	0.6%	—%	0.1%	1.2%
Adjusted growth	14.0%	(2.4)%	28.7%	8.3%	10.1%	13.9%
Foreign currency impact	(0.2)%	1.8%	9.1%	(10.9)%	1.9%	(0.3)%
Currency-neutral adjusted growth	14.2%	(4.2)%	19.6%	19.2%	8.2%	14.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended July 1, 2023
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$736	$196	$64	$141	$(187)	$949
Mark-to-market	—	—	(5)	—	(67)	(73)
Separation costs	(128)	—	—	—	—	(128)
Business and portfolio realignment	(2)	—	—	—	(1)	(2)
Adjusted operating profit	$865	$196	$69	$141	$(119)	$1,152
Foreign currency impact	(2)	(3)	4	(13)	2	(13)
Currency-neutral adjusted operating profit	$867	$199	$65	$154	$(121)	$1,164

Year-to-date period ended July 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$721	$204	$53	$128	$(175)	$932
Mark-to-market	—	—	(1)	—	(55)	(56)
Separation costs	(4)	—	—	—	—	(4)
Business and portfolio realignment	(12)	—	—	—	(1)	(13)
Adjusted operating profit	$738	$204	$54	$128	$(119)	$1,005

% change - 2023 vs. 2022:
Reported growth	2.0%	(4.0)%	19.1%	10.1%	(6.8)%	1.9%
Mark-to-market	—%	—%	(7.4)%	—%	(7.2)%	(1.6)%
Separation costs	(17.0)%	—%	(0.8)%	—%	—%	(12.4)%
Business and portfolio realignment	1.7%	0.1%	0.4%	—%	0.4%	1.3%
Adjusted growth	17.3%	(4.1)%	26.9%	10.1%	—%	14.6%
Foreign currency impact	(0.3)%	(1.6)%	7.1%	(10.2)%	1.8%	(1.2)%
Currency-neutral adjusted growth	17.6%	(2.5)%	19.8%	20.3%	(1.8)%	15.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reported other income (expense)	$36	$60	$62	$134
Mark-to-market	—	9	—	30
Adjusted other income (expense)	$36	$51	$62	$105
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reported income taxes	$104	$97	$190	$209
Mark-to-market	(4)	(25)	(18)	(5)
Separation costs	(20)	(1)	(32)	(1)
Business and portfolio realignment	4	(1)	3	(5)
Adjusted income taxes	$124	$124	$237	$220
Reported effective tax rate	22.4%	23.0%	22.4%	21.9%
Mark-to-market	(0.1)%	(0.6)%	(0.2)%	0.1%
Separation costs	(0.5)%	—%	(0.3)%	—%
Business and portfolio realignment	0.8%	0.1%	0.4%	(0.3)%
Adjusted effective tax rate	22.2%	23.5%	22.5%	22.0%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Reported EPS	$1.03	$0.95	$1.90	$2.19
Mark-to-market (pre-tax)	(0.05)	(0.28)	(0.21)	(0.08)
Separation costs (pre-tax)	(0.22)	(0.01)	(0.37)	(0.01)
Business and portfolio realignment (pre-tax)	(0.01)	(0.02)	(0.01)	(0.04)
Income tax impact applicable to adjustments, net*	0.06	0.08	0.14	0.04
Adjusted EPS	$1.25	$1.18	$2.35	$2.28
Foreign currency impact	0.01	—	(0.02)	—
Currency-neutral adjusted EPS	$1.24	$1.18	$2.37	$2.28
Currency-neutral adjusted EPS growth	5.1%		3.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter 2023 vs. 2022:
	Reported Net Sales	Foreign Currency	Organic Net Sales
North America
Snacks	4.3%	(0.2)%	4.5%
Cereal	1.8%	(0.5)%	2.3%
Frozen	3.0%	(0.3)%	3.3%
Europe
Snacks	20.9%	1.7%	19.2%
Cereal	1.8%	1.0%	0.8%
Latin America
Snacks	5.4%	4.5%	0.9%
Cereal	24.6%	9.6%	15.0%
AMEA
Snacks	3.7%	(6.8)%	10.5%
Cereal	(1.8)%	(7.3)%	5.5%
Noodles and other	(6.2)%	(26.9)%	20.7%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - second quarter year-to-date 2023 vs. 2022:
	Reported Net Sales	Foreign Currency	Organic Net Sales
North America
Snacks	9.5%	(0.2)%	9.7%
Cereal	8.4%	(0.6)%	9.0%
Frozen	1.5%	(0.3)%	1.8%
Europe
Snacks	15.3%	(1.6)%	16.9%
Cereal	(1.4)%	(2.1)%	0.7%
Latin America
Snacks	8.0%	2.2%	5.8%
Cereal	20.4%	7.4%	13.0%
AMEA
Snacks	9.4%	(9.0)%	18.4%
Cereal	(0.3)%	(8.5)%	8.2%
Noodles and other	0.4%	(21.5)%	21.9%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	July 1, 2023	July 2, 2022
Notes payable	$461	$320
Current maturities of long-term debt	1,199	854
Long-term debt	5,078	5,838
Total debt liabilities	6,738	7,012
Less:
Cash and cash equivalents	(308)	(323)
Net debt	$6,430	$6,689

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market loss of $15 million and $73 million for the quarter and year-to-date period ended July 1, 2023, respectively. Additionally, we recorded a pre-tax mark-to-market loss of $95 million and $26 million for the quarter and year-to-date period ended July 2, 2022, respectively. Included within the aforementioned was a pre-tax mark-to-market gain for pension plans of $9 million and $30 million for the quarter and year-to-date periods ended July 2, 2022, respectively.

Separation costs
The Company continues to work towards its planned separation of its North America cereal business. As a result, we incurred pre-tax charges related to this planned separation, primarily related to legal and consulting costs, of $77 million and $128 million for the quarter and year-to-date period ended July 1, 2023, respectively. We recorded $4 million for the quarter and year-to-date period ended July 2, 2022.

Business and portfolio realignment
Costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and prospective divestitures and acquisitions. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $1 million and $2 million for the quarter and year-to-date period ended July 1, 2023, respectively. We recorded pre-tax charges of $6 million and $13 million for the quarter and year-to-date period ended July 2, 2022, respectively.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.